                                                                   Exhibit 10.11

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT (the "Agreement") is made and entered into as of the 2nd day of February, 1996, by and between RYKOFF-SEXTON, INC., a Delaware corporation (the "Company"), and MARK VAN STEKELENBURG (the "Executive").

          WHEREAS, the Executive has been serving as the President, Chief Executive Officer and Chairman of the Board of the Company;

          WHEREAS, the Executive is a party to an Employment Agreement with the Company, dated as of July 20, 1994 (the "Prior Agreement");

          WHEREAS, pursuant to an Agreement and Plan of Merger dated February 2, 1996 (the "Merger Agreement") by and among the Company, US Foodservice Inc., a Delaware corporation ("USFS"), and USF Acquisition Corporation ("Acquisition"), a Delaware corporation and a wholly-owned subsidiary of the Company, as of the date hereof, USFS will be merged with and into Acquisition, with Acquisition as the surviving entity (the "Merger");

          WHEREAS, in view of the changes in the nature and scope of the duties and responsibilities of the Executive that will occur as a result of the Merger, the Company and the Executive desire to amend and restate certain of the terms and conditions of the Executive's employment with the Company as set forth in the Prior Agreement;

          NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, it is agreed as follows:

          1. Employment. The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to remain in the employ of the Company upon the terms and conditions herein set forth.

          2. Term. Employment shall be for a term commencing on the date hereof and, subject to termination under Section 8, expiring five (5) years from the date hereof. Notwithstanding the previous sentence, this Agreement and the employment of the Executive shall be automatically renewed (subject to Section
8) for successive one-year periods upon the terms and conditions set forth herein, commencing on the fifth anniversary of the date of this Agreement, and on each anniversary date thereafter, unless either party to this Agreement gives the other party written notice (in accordance with Section 17) of such party's intention to terminate this Agreement and the employment of the Executive at least twelve months prior to the end of such initial or

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extended term.  For purposes of this Agreement, any reference to the "term" of this Agreement shall include the original term and any extension thereof.

          3. Duties of the Executive. The Executive shall serve as the Chief Executive Officer and Chairman of the Board of the Company, subject to the pleasure of the Company's Board of Directors (the "Board"), and shall otherwise be assigned only executive policy and management duties. The Executive shall devote substantially all of his normal working time and his best efforts, full attention and energies to the business of the Company, the responsibilities provided for the Chief Executive Officer and Chairman of the Board in the Company's Bylaws, and such other related duties and responsibilities as may from time to time be reasonably prescribed by the Board. The Company shall use its best efforts to cause the Executive to be elected as a member of its Board and as Chairman of the Board throughout the term of this Agreement and shall include him in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire. Notwithstanding the foregoing and with the advance approval of the Board, which approval may be withheld for any reason, the Executive may serve on the boards of directors of unrelated companies and may devote reasonable time to fulfilling his responsibilities as a member of such boards.

          4.  Compensation.

          (a) During the term of this Agreement, the Company shall pay to the Executive a base salary of not less than $450,000 per annum, which base salary may be increased (but not decreased) from time to time by the Board in its sole discretion, payable at the times and in the manner consistent with the Company's general policies regarding compensation of executive employees. Such base salary shall include any salary reduction contributions to (i) any Company-sponsored plan that includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) any other plan of deferred compensation sponsored by the Company, or (iii) any Company-sponsored "cafeteria plan" under Section 125 of the Code. The Board may from time to time authorize such additional compensation to the Executive, in cash or in property, as the Board may determine in its sole discretion to be appropriate.

          (b) If the Board authorizes cash incentive compensation under the Company's Senior Executive Incentive Plan or such other management incentive program or arrangement approved by the Board, the Executive shall be eligible to participate in such plan, program or arrangement under the terms and conditions applicable to executive and management employees; provided, however, that (i) the cash incentive compensation paid to the Executive for the Company's 1997 fiscal year shall be in an amount not less than 50% of the Executive's annual base salary earned for the applicable period, and (ii) the cash incentive

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compensation paid to the Executive for the Company's 1998 fiscal year shall be in an amount not less than 25% of the Executive's annual base salary earned for the applicable period.

          (c) If the Board authorizes grants under the Company's employee stock option plans in effect from time to time, the Executive shall participate in any such award in a manner commensurate with the Executive's position and level of responsibility with the Company as compared to the position and level of responsibility of other executive and management employees of the Company as determined by the Board in its sole discretion.

          5.  Executive Benefits.

          (a) In addition to the compensation described in Section 4, the Company shall make available to the Executive, subject to the terms and conditions of the applicable plans, including without limitation the eligibility rules, participation for the Executive and his eligible dependents in the following Company-sponsored employee benefit plans or any successor plans adopted by the Company: (i) Basic Life Insurance; (ii) Supplemental Life Insurance; (iii) Basic Accidental Death and Dismemberment Insurance ("AD&D");
(iv) Supplemental AD&D; (v) Business Travel Accident Insurance; (vi) Short-term Disability Insurance; (vii) Long-term Disability Insurance; (viii) Medical and Dental Plan; (ix) the Rykoff-Sexton, Inc. Pension Plan (the "Qualified Pension Plan"); and (x) the Rykoff-Sexton, Inc. Value Plan; notwithstanding the foregoing, the Company reserves the right to amend or terminate each of the foregoing plans at any time. The level of coverage and benefit options available now and hereafter to the Executive under the foregoing plans shall be the usual and customary benefits offered by the Company to other executive and management employees of the Company.

          (b) The Company shall make available to the Executive and his eligible dependents, subject to generally applicable plan eligibility rules, such other usual and customary benefits now or hereafter offered by the Company to other employees of the Company, and such other benefits and perquisites as may be made available by the Board to the Executive or generally to other executive and management employees of the Company.

          (c) The Executive shall be provided with retirement benefits under the Rykoff-Sexton, Inc. Supplemental Executive Retirement Plan for Mark Van Stekelenburg, originally effective as of July 20, 1994 and as amended effective June 19, 1995 (the "Supplemental Retirement Plan"), subject to all of the terms and conditions thereof.

          (d) In addition to any life insurance coverage made available to the Executive under Section 5(a), the Company shall continue to provide to the Executive, as the owner of the

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contract (or, alternatively, to his designee, as the owner) a term life insurance contract on the Executive's life in an amount not less than one million dollars ($1,000,000) and to reimburse the Executive, on an after-tax basis, for the cost of such insurance.

          6. Expenses. The Company shall also pay or reimburse the Executive for reasonable and necessary expenses incurred by the Executive in connection with his duties on behalf of the Company in accordance with the general policies of the Company.

          7. Place of Performance. In connection with his employment by the Company, unless otherwise agreed by the Executive, the Executive shall be based at the principal executive offices of the Company, except for travel reasonably required for Company business.

          8.  Termination.

          (a) Involuntary Termination. The Executive's employment hereunder may be terminated by the Company for any reason by written notice as provided in
Section 17. The Executive's Disability (as defined herein) during the term of the Agreement shall constitute an involuntary termination of employment hereunder, unless the Board expressly extends such employment for a specified time thereafter. The Executive will be treated for purposes of this Agreement as having been involuntarily terminated by the Company if the Executive terminates his employment with the Company under the following circumstances:
(i) the Company has breached any material provision of this Agreement and within 30 days after notice thereof from the Executive, the Company fails to cure such breach; (ii) at any time after the Company has notified the Executive pursuant to Section 2 hereof that the Company intends to terminate the Agreement and the Executive's employment (rather than allow the Agreement to automatically renew);
(iii) a successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company fails to assume liability under the Agreement or the Supplemental Retirement Plan; (iv) the Executive fails to be elected to the Board; (v) the Board fails to appoint the Executive as Chief Executive Officer or to elect the Executive as Chairman of the Board; or (vi) the Board's consistent failure, after appropriate efforts by the parties, to approve the Executive's bona fide strategic plan as presented from time to time such that a reasonable executive would conclude that the parties hold irreconcilable differences in vision and direction for the Company.

          (b) Voluntary Termination. The Executive may voluntarily terminate the Agreement (including without limitation by retirement under the terms of the Supplemental Retirement Plan) at any time by notice to the Company as provided in Section 17. The Executive's death during the term of the Agreement shall

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constitute a voluntary termination of employment for purposes of eligibility for
Termination Payments and Benefits as provided in Section 9.

          (c) Subject to Section 9 and any benefit continuation requirements of applicable laws, in the event the Executive's employment hereunder is voluntarily or involuntarily terminated for any reason whatsoever, the compensation and benefits obligations of the Company under Sections 4 and 5 shall cease as of the effective date of such termination, except for any compensation and benefits earned or accrued but unpaid through such date.

          9. Termination Payments and Benefits. If the Executive's employment hereunder is involuntarily terminated by the Company other than for Cause (as defined herein) prior to the end of the term of this Agreement, then the Company shall be obligated to pay to the Executive certain termination payments and make available certain benefits during the termination payment period, as follows:

               (a) Termination Payment Period. Termination payments shall be made for the greater of the number of years (and fractions thereof) remaining in the term of the Agreement or two years.

               (b) Calculation of Termination Payments.   Subject to subsections
          (f) and (h), termination payments calculated on an annual basis shall equal the sum of (i) the Executive's highest annual base salary during the three-year period prior to the Executive's termination plus (ii) the Executive's average annual cash incentive compensation award, including without limitation any award under the Senior Executive Incentive Program or any successor plan thereto, during the three-year period prior to the Executive's termination.

               (c) Method of Payment. Termination payments shall be paid to the Executive in accordance with the Company's regular payroll schedule. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's surviving spouse, or, if she is not then living, in accordance with the Executive's Beneficiary Designation under Section 14.01 of the Qualified Pension Plan or, if the Executive fails to name such a Beneficiary or the named Beneficiary predeceases him, in accordance with the order of priority in Section 14.02 of the Qualified Pension Plan.

               (d) Benefits. Notwithstanding any provision to the contrary in any option agreement or other agreement

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          or in any plan, (i) all of the Executive's outstanding stock options shall immediately become exercisable; (ii) all restrictions on any other equity awards relating to continued performance of services shall lapse; and (iii) in the case of a termination that occurs prior to July 20, 1999, the Executive shall be credited with two additional Years of Service under the Supplemental Retirement Plan.

                    During the termination payment period as set forth above in subsection (a), the Company shall use its best efforts to maintain in full force and effect for the continued benefit of the Executive all employee welfare benefit plans and perquisite programs in which the Executive was entitled to participate immediately prior to the Executive's termination or shall arrange to make available to the Executive benefits substantially similar to those which the Executive would otherwise have been entitled to receive if his employment had not been terminated. Such welfare benefits shall be provided to the Executive on the same terms and conditions (including employee contributions toward the premium payments) under which the Executive was entitled to participate immediately prior to his termination. The Company does not guarantee a favorable tax consequence to the Executive for continued coverage and benefits under the Company-sponsored plans nor will it indemnify the Executive for such results except with respect to the life insurance plan made available under
          Section 5.

                    Notwithstanding the foregoing, with respect to the Executive's continued coverage under the Company's Medical and Dental Plan, or a successor plan, pursuant to this provision, the Executive's "qualifying event" for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") shall be his date of termination from the Company.

                    Any termination payments hereunder shall not be taken into account for purposes of any retirement plan or other benefit plan sponsored by the Company (including the Supplemental Retirement Plan), except as otherwise expressly required by such plans or applicable law.

               (e) Termination for Cause. For purposes of this Agreement, "Cause" shall mean

                    (i) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical

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                    or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties,

                    (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise, or

                    (iii) the material breach of the Confidentiality and Nonsolicitation Agreement set forth in Section 10.

          No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (x) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (y) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (z) delivery to the Executive of a written notice of termination from the Board finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clause (i), (ii) or (iii) hereof, and specifying the particulars thereof in detail.

               (f) Effect of Change in Control Agreement. If the Executive also becomes entitled to receive severance payments under the terms of the Second Amended and Restated Change in Control Agreement between the Company and the Executive, dated as of February 2, 1996, as it may be amended and restated from time to time (the "Change in Control Agreement"), then the Executive's termination payments under this Agreement shall be reduced by the amount of severance payments payable in any given year under Section 3(B) of the Change in Control Agreement.

               (g) Disability Defined. "Disability" shall mean the Executive's incapacity due to physical or mental illness to substantially perform his duties on a full-time basis for six (6) consecutive months and within thirty (30) days after a notice of termination is thereafter given by the Company the Executive shall not have returned to the full-time performance of the Executive's duties; provided, however, if the Executive shall not agree with a determination to terminate him

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          because of Disability, the question of the Executive's disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Disability.

               (h) Effect of Long-Term Disability. If the Executive also becomes entitled to receive benefits under an insured long-term disability insurance plan ("LTD Plan") now or hereafter paid for by the Company, then the Executive's termination benefits under this Agreement (calculated on a monthly basis) shall be reduced by the amount of the benefits paid under such LTD Plan. No such reduction shall be made for benefits paid to the Executive under a personal disability income plan or such other disability income plan paid for by the Executive, whether or not the plan was obtained through a group-sponsored or Company-related program.

               (i) No Obligation to Mitigate. The Executive is under no obligation to mitigate damages or the amount of any payment provided for hereunder by seeking other employment or otherwise; provided, however, that the Executive's coverage under the Company's welfare benefit plans will terminate when the Executive becomes covered under any employee benefit plan made available by another employer and covering the same type of benefits. The Executive shall notify the Company within thirty (30) days after the commencement of any such benefits.

               (j) Forfeiture. Notwithstanding the foregoing, any right of the Executive to receive termination payments and benefits hereunder shall be forfeited to the extent of any amounts payable after any breach of
          Section 10, 11 or 12 by the Executive.


          10.  Confidentiality and Nonsolicitation Agreement.

          (a) The Executive acknowledges that in the course of his employment by the Company, he will or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("Confidential Information"), including, without limitation, (i) the terms of any agreement between the Company and any employee, customer or supplier, (ii) pricing strategy, (iii) merchandising and marketing methods, (iv) product development ideas and strategies,

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(v) personnel training and development programs, (vi) financial results, (vii)
strategic plans and demographic analyses, (viii) proprietary computer and systems software, and (ix) any non-public information concerning the Company, its employees, suppliers or customers. The Executive agrees that he will keep all Confidential Information in strict confidence during the term of his employment by the Company and thereafter, and will never directly or indirectly make known, divulge, reveal, furnish, make available, or use any Confidential Information (except in the course of his regular authorized duties on behalf of the Company). The Executive agrees that the obligations of confidentiality hereunder shall survive termination of his employment at the Company regardless of any actual or alleged breach by the Company of this Agreement, until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the public or the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement). The Executive's obligations under this Section 10 are in addition to, and not in limitation of or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

          (b) Except in the ordinary course of the Company's business, the Executive has not made, nor shall at any time following the date of this Agreement, make or cause to be made, any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information. All such documents and other property furnished to the Executive by the Company or otherwise acquired or developed by the Company shall at all times be the property of the Company. Upon termination of the Executive's employment with the Company, the Executive will return to the Company any such documents or other property of the Company which are in the possession, custody or control of the Executive.

          (c) Without the prior written consent of the Company (which may be withheld for any reason or no reason), except in the ordinary course of the Company's business, the Executive shall not at any time following the date of this Agreement use for the benefit or purposes of the Executive or for the benefit or purposes of any other person, firm, partnership, association, trust, venture, corporation or business organization, entity or enterprise engaged in the "Restricted Business" (as herein defined), or disclose in any manner to any person, firm, partnership, association, trust, venture, corporation or business organization, entity or enterprise engaged in the Restricted Business, any Confidential Information. "Restricted Business" means any business or division of a business which consists of the manufacturing or sale for distribution, or the distribution, to customers that are primarily restaurants, cafes, bars, hotels, schools, colleges and other institutions (as the word "institution" is customarily

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defined in the wholesale grocery business) of (i) processed or bulk food and other groceries; (ii) restaurant and commercial kitchen supplies (such as paper products, janitorial supplies, consumable stores and supplies of every kind and nature); and (iii) restaurant and commercial kitchen equipment (such as cookware, appliances, glassware, dinnerware, smallwares and similar items), and likewise includes any business of a kind in whole or in part similar to that heretofore engaged in by the Company or any of its subsidiaries.

          (d) In the event of the Executive's voluntary or involuntary termination of employment with the Company, the Executive agrees that he will not in any capacity, on his own behalf or on behalf of any other firm, person or entity, undertake or assist in the solicitation of any employee of the Company, including, but not limited to, solicitation of any employee to terminate his or her employment with the Company.

          (e) The Executive acknowledges and agrees that a violation of the foregoing provisions of this Section 10 (referred to collectively as the Confidentiality and Nonsolicitation Agreement) that results in material detriment to the Company would cause irreparable harm to the Company, and that the Company's remedy at law for any such violation would be inadequate. In recognition of the foregoing, the Executive agrees that, in addition to any other relief afforded by law or this Agreement, including damages sustained by a breach of this Agreement and any forfeitures under Section 9, and without any necessity or proof of actual damages, the Company shall have the right to enforce this Agreement by specific remedies, which shall include, among other things, temporary and permanent injunctions, it being the understanding of the undersigned parties hereto that damages, the forfeitures described above and injunctions shall all be proper modes of relief and are not to be considered as alternative remedies.

          11. Post-termination Assistance. The Executive agrees that after his employment with the Company has terminated he will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any litigation in which it or any of its affiliates is or may become a party; provided, however, that the Company agrees to reimburse the Executive for any related expenses, including travel expenses.

          12. Covenant Not to Compete. During the termination payment period as set forth above in Section 9(a), if the Executive has received or is receiving benefits under Section 9, the Executive will not, without the prior written consent of the Company (which may be withheld for any reason or no reason), directly or indirectly or by action in concert with others, own, manage, operate, join, control, perform consulting services for, be employed by, participate in or be connected with any business, enterprise or other entity (or the ownership, management,

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operation, or control of any such business, enterprise or other entity) (a
"Competing Enterprise") engaged anywhere in the United States in the "Restricted Business" (as herein defined) or any other principal line of business developed or acquired by the Company or its affiliates during the term of this Agreement (the "Other Business").

          13. Arbitration. Any dispute between the parties under this Agreement shall be resolved (except as provided below) through informal arbitration by an arbitrator selected under the rules of the American Arbitration Association (located in the city in which the Company's principal executive offices are based) and the arbitration shall be conducted in that location under the rules of said Association. Each party shall each be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator. The determination of the arbitrator shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrator shall give written notice to the parties stating his or their determination, and shall furnish to each party a signed copy of such determination. The expenses of arbitration shall be borne equally by the Executive and the Company or as the arbitrator shall otherwise equitably determine.

          Notwithstanding the foregoing, the Company shall not be required to seek or participate in arbitration regarding any breach of the Executive's Confidentiality and Nonsolicitation Agreement contained in Section 10 or the Covenant Not to Compete contained in Section 12, but may pursue its remedies for such breach in a court of competent jurisdiction in the city in which the Company's principal executive offices are based. Any arbitration or action pursuant to this Section 13 will be governed by and construed in accordance with the substantive laws of the State of Illinois, without giving effect to the principles of conflict of laws of such State.

          14. Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no other agreement, statement, or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

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          15.  Withholding of Taxes.  The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

          16.  Successors and Binding Agreement.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.
This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

          (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

          (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 16(a) and 16(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 16(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

          17. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of

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the Secretary of the Company) at its principal executive offices and to the
Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

          18. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Illinois, without giving effect to the principles of conflict of laws of such State.

          19. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

          20. Survival of Provisions. Notwithstanding any other provision of this Agreement, the parties' respective rights and obligations under Sections 9, 10, 11, 13 and 21 will survive any termination or expiration of this Agreement or the termination of the Executive's employment for any reason whatsoever.

          21. Legal Fees and Expenses. Without regard to whether the Executive prevails, in whole or in part, in connection therewith, the Company will pay and be financially responsible for 100% of any and all reasonable attorneys' and related fees and expenses incurred by the Executive in connection with any dispute associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise, provided that, in regard to such dispute, the Executive has not acted in bad faith or with no colorable claim of success.

          22. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Unless otherwise noted, references to "Sections" are to sections of this Agreement. The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

          23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an

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

original but all of which together will constitute one and the same agreement.

          24. Prior Agreement. Notwithstanding any other provisions of this Agreement, if the Merger has not been completed by July 31, 1996, this Agreement shall have no further force or effect, and the Prior Agreement shall be reinstated in its entirety as though this Agreement had not been entered into.

          IN WITNESS WHEREOF, the parties hereof have executed this Agreement as of the day and year first above written.

                              /s/ Mark Van Stekelenburg
                              ----------------------------------
                              Mark Van Stekelenburg

ATTEST:                       RYKOFF-SEXTON, INC.


/s/ Robert J. Harter, Jr.     By: /s/
- ---------------------------      -------------------------------
Robert J. Harter, Jr.
Secretary

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